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                                                                   EXHIBIT 21.1

                           PACIFIC CREST CAPITAL, INC.

                          SUBSIDIARIES OF THE REGISTRANT



     Name                   State of Incorporation             Type
     ----                   ----------------------             ----

Pacific Crest Bank                 California           Industrial Loan Company
PCC Capital I                      Delaware             Statutory Business Trust